UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Section 240.14a-12

Luxfer Holdings PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

To:	All ESSP Participants

Re:	Change in current offer period

As announced on July 27, 2026, Luxfer has entered into an agreement to be acquired by Wynnchurch Capital, L.P. (“Wynnchurch”) in an all-cash transaction of $17.37 per share. Once the transaction closes Luxfer will become a private company and there will no longer be Luxfer PLC stock as it will all have been cashed out.

Currently the transaction is expected to close mid to late November. The current offer period is set to end December 18, 2026, which means the shares would not be available due to the sale to Wynnchurch. Therefore, in preparation for the sale to Wynnchurch we are changing the end of the current offer period to September 30, 2026. We will use all ESPP deductions taken since the last purchase through your last pay received on or prior to September 30th to purchase additional shares. Your ESPP deductions will automatically stop after your last pay processed in September 2026.

In preparation for the sale, we need you to check you have a bank account and W-9 on file with Computershare. To do this Login to your Equate+ Account, then:

1)	Click on the dropdown icon next to your name (top right hand of page) and select Financial details.

a.	Under Bank accounts see if you have an account on file.

i.	If yes, check if the account is still the account you want sale proceeds to be deposited to. If not select Add a new bank account and complete the required information.

ii.	If no, select Add a new bank account and complete the required information.

2)	Go back to the home page and click on the dropdown icon next to Library Transactions & Records (top middle of the page) then select Tax Forms.

a.	Check to see if a Valid W-9 is showing.

i.	If yes, there is nothing further to do.

ii.	If no, locate the W-9 and complete. Note if a valid W-9 is not on file at the time of the sale transaction, 24% backup withholding will apply.

September 15, 2026

Income Tax on Disqualifying Shares

On the Overview page of your account, under US_423 Employer Share Purchase Plan, you can see what portion of your current shares are considered Qualified and Disqualified. Note ESPP disqualifying shares are those held for less than one year from the purchase date and less than two years from the offer date. Any additional shares purchased for the current offer period will be considered disqualifying shares. All disqualifying shares cashed out will cause the full purchase-date discount to be taxed as ordinary income. For example:

●	If purchase date Fair Market Value (FMV) was $16

●	And purchase price after 15% discount was $13

●	And your contributions purchased 100 shares

●	Upon the sale to Wynnchurch, you would incur $300 ($16 - $13 = $3 x 100 shares) in ordinary income.

This ordinary income will be added to your W-2.

Capital Gains

Any additional gain is taxed as:

●	Short-term capital gain if held less than or equal to one year

●	Long-term capital gain if held greater than one year

Quarterly Account Statement and Tax Documents

As a reminder, copies of your historical quarterly account statements and annual tax documents can by located by going to your Equate+ home page and clicking on the dropdown icon next to Library Transactions & Records (top middle of the page) then selecting Documents and Tax Slips.

Equate+ will close for use end of April 2027. Therefore, please download or print out any historical documents you need prior to that date.

Option to stop ESPP participation and Cancel next purchase

If after reading the above you would like to stop your ESPP deductions prior to September 30th and have all deductions taken since the last purchase refunded to you, please complete the election on the next page and return it to your HR no later than end of day September 23, 2026.

Access Issues or Questions

If you have problems accessing your account, please contact the Computershare Call Center at 1-866-627-2101. If you have any other questions, please contact your HR or lorie.kravetsky@luxfer.com

LUXFER

LUXFER HOLDINGS PLC

EMPLOYEE STOCK PURCHASE PLAN

ENROLLMENT CANCELLATION FORM

If you are participating in the Luxfer Holdings PLC Employee Stock Purchase Plan (the "ESPP" or the "Plan"), use this form to elect cancellation of your Plan contributions before the current Offer Period ends on September 30, 2026.

All participation in the plan will automatically cease after September 30, 2026.

By signing and submitting this Enrollment Cancellation Form, I elect to cancel my ESPP contributions as noted below.

Employee Name: ______________________________

Employee Email: ______________________________

Effective Date: First pay date processed after my signature below.
(Note form must be received by HR prior to close of business on September 23, 2026)

Employee Signature: ______________________________

Date: ______________________________

To be completed by HR Representative	
Date Received:	______________________________
HR Representative Signature:	______________________________
Date of Signature:	______________________________

Additional Information and Where to Find It

On August 26, 2026, in connection with the proposed transaction between Luxfer and Wynnchurch, Luxfer filed with the Securities and Exchange Commission (“SEC”) a preliminary proxy statement on Schedule 14A. Additionally, Luxfer may file other relevant materials with the SEC in connection with the proposed transaction. INVESTORS AND SECURITYHOLDERS OF LUXFER ARE URGED TO READ THE PROXY STATEMENT (WHICH WILL INCLUDE NOTICES CONVENING THE SCHEME MEETING AND THE GENERAL MEETING OF LUXFER’S SHAREHOLDERS TO BE CONVENED IN CONNECTION WITH THE SCHEME OF ARRANGEMENT, AND AN EXPLANATORY STATEMENT IN RESPECT OF THE SCHEME OF ARRANGEMENT OF LUXFER, IN ACCORDANCE WITH THE REQUIREMENTS OF THE U.K. COMPANIES ACT 2006) AND ANY OTHER RELEVANT MATERIALS FILED OR THAT WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE MATERIALS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. The definitive version of the proxy statement will be mailed or otherwise made available to Luxfer’s securityholders. The preliminary proxy statement, the definitive proxy statement and other relevant materials in connection with the proposed Transaction (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge on EDGAR at www.sec.gov, on the investor relations page of the Company’s website at https://www.luxfer.com/investors, or by contacting the Company’s investor relations department at Investor.Relations@Luxfer.com.

Participants in the Solicitation

Luxfer and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Luxfer’s shareholders in respect of the transaction. Information about Luxfer’s directors and executive officers is set forth in the proxy statement for Luxfer’s 2026 Annual General Meeting, which was filed with the SEC on April 30, 2026. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the proxy statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including with respect to the proposed acquisition of Luxfer, and readers are cautioned not to place undue reliance on such statements. Such forward-looking statements include, but are not limited to, the ability of Wynnchurch and Luxfer to complete the transactions contemplated by the transaction agreement, including statements about the transaction, statements about the expected timetable for completing the transaction, Luxfer’s beliefs and expectations and statements about the benefits sought to be achieved in the proposed acquisition, and the potential effects of the acquisition on Luxfer. These statements are based upon the current beliefs and expectations of Luxfer’s management and are subject to significant risks and uncertainties. There can be no guarantees that the conditions to the closing of the proposed transaction will be satisfied on the expected timetable or at all. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include, but are not limited to, uncertainties as to the timing of the proposed transaction; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the proposed transaction contained in the transaction agreement may not be satisfied or waived (including, but not limited to, the failure to obtain shareholder approval and the failure to obtain the sanction of the High Court of Justice in England and Wales); the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; the effects of disruption from the transactions contemplated by the transaction agreement and the impact of the announcement and pendency of the transactions on Luxfer’s business, including its ability to retain and hire key personnel and maintain relationships with customers; the risk that any announcements relating to the transaction could have adverse effects on the market price of Luxfer’s ordinary shares; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk that shareholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; and other risks related to Luxfer’s business.

Luxfer undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Luxfer’s Annual Report on Form 10-K for the year ended December 31, 2025 and Luxfer’s other filings with the SEC.

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